                                                                    EXHIBIT 99.1

                                ORTEL CORPORATION
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 2000


         The undersigned stockholder of Ortel Corporation revoking all prior proxies, hereby appoints Stephen R. Rizzone, Nadav Bar-Chaim and Roger Hay, or each of them acting singly, proxies, with full power of substitution, to vote all shares of Ortel common stock which the undersigned is entitled to vote at the special meeting of stockholders to be held at The Ritz-Carlton, Huntington Hotel & Spa, 1401 South Oak Knoll Avenue, Pasadena, California 91106, on April 27, 2000, beginning at 9:00 a.m., local time, and at any adjournment or postponement of the meeting, upon matters set forth in the Notice of Special Meeting dated March 27, 2000, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting or upon any other business that may properly be brought before the meeting by the Ortel board of directors. Attendance of the undersigned at the meeting or any adjourned session of the meeting will not be deemed to revoke this proxy unless the undersigned will affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.


         THIS PROXY IS SOLICITED ON BEHALF OF THE ORTEL BOARD OF DIRECTORS. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(Please fill in the appropriate boxes on the other side)

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         |X|      PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
                  To adopt the Agreement and Plan of Merger dated as of February
                  7, 2000, among Lucent Technologies Inc., Solara Acquisition
                  Inc., a wholly owned subsidiary of Lucent, and Ortel Corporation.

                  FOR      / /

                  AGAINST  / /

                  ABSTAIN  / /


         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL.

DATED:              , 2000


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Signature of Stockholder(s)

         Please complete, date and sign this proxy promptly and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEARS ON THE STOCK CERTIFICATE.

         If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons. If shares are held by joint tenants, both should sign. Attorneys-in-fact, executors, administrators, trustees, guardians or others signing in a representative capacity should indicate the capacity in which they are signing.

         Mark here if you plan to attend the meeting / /